Exhibit 10.5

EXECUTION COPY

FIRST AMENDMENT, dated as of September 13, 2006 (this “Amendment”), to the BRIDGE LOAN CREDIT AGREEMENT dated as of August 23, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE PMI GROUP, INC. a Delaware corporation (the “Borrower”), the LENDERS party thereto and GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders whose signatures appear on the signature pages hereof, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendment of Defined Term “Accelerated Share Repurchase Program”. Notwithstanding anything to the contrary in the Credit Agreement, the defined term “Accelerated Share Repurchase Program” shall mean any share repurchase program entered into by the Borrower with Goldman Sachs Credit Partners L.P. or any of its affiliates for the purpose of repurchasing shares of the Borrower’s common stock, including, but not limited to, (a) any accelerated share repurchase program or share forward transaction, (b) any share repurchase program compliant with the terms of Rule 10b5-1 under the Exchange Act and (c) any share repurchase program compliant with the terms of Rule 10b-18 under the Exchange Act.

SECTION 3. Amendment of Section 4.02(d). Section 4.02(d) is hereby amended and restated in its entirety as follows:

“(d) The principal amount of the Borrowing shall not exceed the Prepayment Amount (as defined in the Supplemental Confirmation, dated August 23, 2006, to the Master Confirmation, dated as of August 23, 2006, in each case between the Borrower and Goldman Sachs & Co. (the “ASB”)) required to be paid by the Borrower under the ASB.”

SECTION 4. Credit Agreement. Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms “Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic image scan shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

THE PMI GROUP, INC.,

by:	/s/ Donald P. Lofe, Jr.
Name: /s/ Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender and as Administrative Agent,

by:	/s/ Walter P. Jackson
Name: Walt Jackson
Title: Authorized Signatory